UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Camden Property Trust
(Name of Registrant as Specified in Its Charter)

                 Not Applicable
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:____________________________
(2) Aggregate number of securities to which transaction applies:___________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________________________________________________

(4) Proposed maximum aggregate value of transaction:__________________________________
(5) Total fee paid:________________________________________________________________
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:__________________________________________________________
(2)	Form, Schedule or Registration Statement No.:________________________________________
(3)	Filing party:____________________________________________________________________
(4)	Date filed:_____________________________________________________________________

CAMDEN PROPERTY TRUST
11 Greenway Plaza, 25th Floor
Houston, Texas 77046

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020 AT 10:00 A.M. CDT

The following Notice of Change of Time and Location relates to the proxy statement (the “Proxy Statement”) of Camden Property Trust (the “Company”), dated March 24, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trust Managers of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF TIME AND LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

To the Shareholders of Camden Property Trust:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the time and location of the Annual Meeting of Shareholders of Camden Property Trust (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020, but will be held at 10:00 a.m., CDT. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. If you wish to attend the virtual meeting, log in at 9:45 a.m. CDT on May 13, 2020 at www.virtualshareholdermeeting.com/CPT2020 to register. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in time or location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Trust Manager,

Josh Lebar
Senior Vice President-General Counsel and Secretary

April 9, 2020

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on May 13, 2020

The Annual Meeting on May 13, 2020 at 10:00 a.m., CDT, is available at www.virtualshareholdermeeting.com/CPT2020. The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the Investors’ section of our website at www.camdenliving.com under “SEC Filings.”